UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 29, 2008 (January 24, 2008)
Date of Report (Date of earliest event reported)

____________________

PITNEY BOWES INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-3579	06-0495050

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or
organization)

World Headquarters
1 Elmcroft Road
Stamford, Connecticut 06926-0700
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 356-5000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.06      MATERIAL IMPAIRMENTS

The following information is furnished pursuant to Item 2.06 “Material Impairments”.

On November 20, 2007, the Company filed a Form 8-K related to its November 15, 2007 announcement of a global program to transition its product line. In connection with this transition, the Company indicated that it would record non-cash impairment charges, primarily associated with the write-off of inventory and lease residuals of older equipment that the Company will stop selling as it transitions to the new generation of fully digital, networked, and remotely downloadable equipment.

Results of operations for the fourth quarter of 2007 will include a non-cash pre-tax impairment charge of approximately $170 million.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PITNEY BOWES

January 29, 2008	By: /s/ S. J. Green
S.J. Green
Vice President, Finance
(Principal Accounting Officer)